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EXHIBIT 10.11

                                      SUBLEASE

THIS SUBLEASE, made and entered into this 26 day of June, 1998, between RACOTEK, INC., a Delaware corporation, ("Sublessor") and GREENTREE SOFTWARE, INC., a New York corporation (Sublessee).

RECITALS:

     A. A lease ("Prime Lease") dated May 2, 1994 was made and entered into between Connecticut General Life Insurance Company, on behalf of its Closed End Real Estate Fund I, as Landlord, and Racotek, Inc., as Tenant, pertaining to Premises consisting of the entire second and sixth floors at 7301 Ohms Lane, City of Edina, County of Hennepin, State of Minnesota and is attached hereto as Exhibit B. ***

     B. The parties hereto desire that the Sublessor sublet to the Sublessee and that the Sublessee take from the Sublessor that portion of the second floor of the Premises leased under the Prime Lease containing approximately 10,262 square feet of rentable area (hereinafter referred to as the "Sublet Area" and designated "Suite 220") as depicted on Exhibit A, attached hereto.


     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, but subject to the consent thereto by Landlord, the Sublessor does hereby sublet to the Sublessee and the Sublessee does hereby rent and take from the Sublessor, the Sublet Area, subject to the following terms and conditions:

     1. Except for those portions of Article 5, 6, 13, 34, 35, 36, and 37 contained in the Addendum to the Prime Lease and Article 4 of the Prime Lease (hereinafter collectively referred to as the "Excluded Provisions") which shall not apply to this Sublease, all other applicable terms and conditions of the Prime Lease are incorporated into and made a part of this Sublease as if the Sublessor were the Landlord under the Prime Lease, the Sublessee was the Tenant under the Prime Lease, and the Sublet Area were the Premises under the Prime Lease. Sublessee hereby assumes and agrees to be bound by all terms, covenants, and conditions of the Prime Lease except for the Excluded Provisions and except as otherwise provided for herein.

     2. The term of this Sublease shall commence August 1, 1998, and shall terminate August 31, 2000.

     3. The Sublessee shall pay to the Landlord on behalf of the Sublessor $6,413.75 per month from August 1, 1998 to August 31, 2000, as Minimum Rent for the Sublet Area, due and payable on the first day of each month during the entire term of this Sublease. Commencing August 1, 1998, Sublessee shall also pay the Landlord on behalf of the Sublessor, as Additional Rent, its share of Real Estate Taxes and Operating Expenses pursuant to Article 6 of the Prime Lease based on 10,262 rentable square feet for the term of this Sublease. Sublessee shall initially pay estimated 1998 Real Estate Taxes and Operating Expenses in the amount of $7,149.19 per month ($8.36 per rentable square foot per year) subject to adjustment at the end of 1998 as provided for in said
Article 6.

     All rent shall be paid to the Landlord at the address set forth in Paragraph 6 hereof or at such other address and/or to such other party as the Landlord may from time to time elect by giving not less than ten (10) days advance written notice thereof to the Sublessee.

     4. The Sublessee may use the Sublet Area for the purposes stated in the Prime Lease and for no other purposes whatsoever.

     5. The Sublessee will notify the Landlord forthwith in the event of any default that occurs under the provisions of this Sublease which comes to the attention of the Sublessee, such notice to be given to the Landlord by United States Mail, registered or certified, postage prepaid, at the address provided for Landlord in the Prime Lease or as such other address as Tenant shall be advised to use by Landlord.


*** WHOCC Real Estate Limited Partnership is the current Landlord, and as such has succeeded Connecticut Life Insurance Company as the Landlord.


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     6.   Any notice provided for herein shall be deemed to be duly given if made in writing and delivered in person to an office of such party or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

     If to Sublessor:                   If to Landlord:
     Racotek, Inc.                      WHOCC Real Estate Limited Partnership
     7301 Ohms Lane, Suite 200          Attn: John F. Markey
     Edina, Minnesota  55439            Senior V.P. - East
                                        C/o WCB Properties
                                        3400 Park Lane
                                        Pittsburgh, PA  15275

     If to Sublessee:                   With copy to:
     Greentree Software, Inc.           Property Manager
     7301 Ohms Lane, Suite 200B         One Corporate Center IV
     Edina, MN  55439                   Grubb & Ellis - 5850 Opus Pkwy
                                        Minnetonka, MN

or to such other address with respect to the parties hereto as such party shall notify the other parties hereto in writing. Any notice so given, if mailed as aforesaid, shall be deemed received the second (2nd) day after it is deposited in the United States Mail.

     7. Sublessee shall, at its expense, during the term of the Sublease, maintain public liability insurance and such other insurance coverages in the amounts required under Article 24 of the Prime Lease in one or more companies acceptable to Sublessor and Landlord, naming Sublessor, Landlord and Landlord's manager of the Building as additional insureds. No policy of insurance obtained by the Sublessee in compliance with the Prime Lease may be cancelled or terminated except upon not less than ten (10) days written notice to Sublessor and Landlord. True and correct copies of each policy of such insurance, and renewals thereof, obtained by the Sublessee in compliance with the Prime Lease shall be delivered to the Sublessor and to Landlord.

     8. Sublessee agrees to pay a leasing commission in the amount of $46,179.00 payable in full upon full execution of this Sublease. United Properties has agreed under separate agreement that half of said commission is payable to The O'Neill Real Estate Group, Sublessee's agent. Sublessee shall issue two checks of $23,089.50 each, one payable to "United" and the other payable to "O'Neill". In no event shall Sublessor have any liability whatsoever with respect to fees or commissions as a result of this Sublease.

     9. Immediately, upon the full execution of this Sublease (including the Consent by the Landlord), Sublessee agrees, at its cost, to complete the improvements set forth on Exhibit A hereof and upon the completion thereof, Sublessor shall deliver the Sublet Area to Sublessee for occupancy. Sublessee agrees that it shall make no alterations or improvements to the Sublet Area except as are consented to in writing by Sublessor and by Landlord as to the nature of such alterations or improvements and the manner of doing the work as provided for under the Prime Lease.


     10. On or before Sublessee takes possession of any portion of the Sublet Area (the "Delivery Date") Sublessee, at its sole cost and expense, shall deliver to Sublessor a certificate of deposit from a bank (which is reasonably acceptable to Sublessor) in the principal amount of not less than $27,125.89 (the "BANK CD"). The Bank CD shall be accompanied by an agreement (in form satisfactory to Sublessor and its legal counsel) pledging the Bank CD jointly to Sublessor and Landlord as security for the prompt, full and faithful performance by Sublessee of the terms and provisions of this Sublease Agreement (the "PLEDGE AGREEMENT"). At the time of delivery of the Bank CD and Pledge Agreement, a UCC-1 financing statement (in form acceptable to Sublessor, Landlord and its legal counsel) shall be executed by Sublessee and delivered to Sublessor (the "FINANCING STATEMENT").

     Notwithstanding any provision to the contrary contained within this Sublease, upon the occurrence of a default by Sublessee in the payment of rent or of any other default by Sublessee pursuant to the terms of this Sublease, Sublessor may foreclose on the Bank CD, including liquidating the Bank CD, by giving (5) days' written notice to Sublessee. Sublessee acknowledges and agrees that the compliance with the notice provisions of this sublease for default plus the giving of said (5) days' notice prior to foreclosure shall be commercially reasonable notice to Sublessee. Sublessor may apply all or a part of the proceeds from said Bank CD to the payment of the amount of any monetary default. No foreclosure upon the Bank CD or otherwise converting the Bank CD to cash or the use of the proceeds thereof shall be deemed a waiver by Sublessor of any default by Sublessee under any provision of the Sublease, nor shall the use thereof prevent Sublessor from exercising any other right or remedy provided in the


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Sublease or under any law, nor shall the same be construed as liquidated damages. In the event of any such foreclosure and/or conversion to cash, Sublessor shall not be responsible for and Sublessee hereby indemnifies Sublessor against any claims resulting from any penalties, fees or charges imposed by the bank issuing the Bank CD with respect to early withdrawal or other otherwise imposed in connection with the cashing of the Bank CD.

     Sublessee acknowledges and agrees that if the Bank CD, Pledge Agreement and Financing Statement are not delivered to Sublessor by the Delivery Date, then Sublessor may, at its option, terminate this Sublease by giving written notice to Sublessee.

     IN WITNESS WHEREOF, each of the parties hereto has caused their presence to be duly executed as of the day and year first above written.

          SUBLESSOR:                         SUBLESSEE:

          RACOTEK, INC.                      GREENTREE SOFTWARE, INC.
          /s/ Ian L. Nemerov                 /s/ Philip D. Wolf


          By                                 By
            ----------------------------        ----------------------------
            Ian L. Nemerov                      Philip D. Wolf
            Secretary and Attorney              Chief Financial Officer


     11. Sublessor promises and agrees that it will not make any change, alteration or termination of the underlying Prime Lease, as it affects the space described in this Sublease without obtaining the prior written approval of the Sublessee.

     12. Sublessor and Landlord agree that the Sublessee shall have right to standard signage for the "Building" including but not limited to inclusion in the Building's tenant directory and hallway signage sufficient to direct visitors to Sublessee's Space. Said signage costs shall be the responsibility of Sublessee.

     13. Sublessee agrees not to assign, sublet, license, mortgage or encumber this Sublease, whether by voluntary act, operation of law or otherwise without the specific prior written consent of Sublessor and Landlord which consent shall not be unreasonably withheld or delayed. Consent by Sublessor and Landlord in one such instance shall not be a waiver of Sublessor's or Landlord's rights under this paragraph as to requiring consent for any subsequent instance. In the event Sublessee desires to sublet a part or all of the Premises, or assign this Sublease Agreement, Sublessee shall give written notice to Sublessor and Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment or sublease shall be paid directly to the Landlord. In any event no subletting or assignment shall release Sublessee of its obligation to pay the rent and to perform all other obligations to be performed by the Sublessee hereunder for the Term of this Sublease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.


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                                CONSENT OF LANDLORD

A. The undersigned Landlord does hereby consent to the above Sublease provided, however, in no event shall: (i) the Tenant under the Prime Lease be in any way whatsoever relieved of its obligations to keep and perform promptly each of the terms, covenants and conditions to be kept or performed by it under the Prime Lease, or (ii) the terms, covenants or conditions of the Prime Lease be, in any manner whatsoever, amended or otherwise changed or (iii) the undersigned be deemed to consent to any further subletting or assignment under the Prime Lease, or (iv) the acceptance of rent by the Landlord be deemed to create privity of contract by and between Sublessee and Landlord. This consent shall not be effective unless Sublessee delivers to Landlord, prior to taking possession of the Sublet Area, evidence that Sublessee is in full compliance with all insurance requirements of the Prime Lease including but not limited to the requirement that the Landlord and Landlord's manager of the Building are named as an additional insured in all insurance policies required under the Prime Lease.

B. Landlord agrees that so long as Sublessee pays the Minimum Rental and the Additional Rental as provided for in Paragraph 3 of this Sublease, that the obligations of Sublessor under the Prime Lease shall be credited in the amounts provided for in said Paragraph 3.

LANDLORD:

WHOCC REAL ESTATE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:  WHOCC Gen-Par, Inc., a Delaware corporation,
     general partner

/s/ John F. Markey


By:
   ---------------------------------
       John F. Markey
       Senior Vice President - East


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